Exhibit 99.1

Item 15.	Financial Statements and Schedules

INDEX TO THE COMBINED FINANCIAL STATEMENTS

FRONT STREET RE LTD AND FRONT STREET RE (CAYMAN) LTD

1

INDEPENDENT AUDITOR’S REPORT

The Board of Directors

Front Street Re (Cayman) Ltd and Front Street Re Ltd:

We have audited the accompanying combined financial statements of Front Street Re (Cayman) Ltd. and Front Street Re Ltd., which comprise the combined balance sheets as of September 30, 2017 and 2016, and the related combined statements of comprehensive (loss), changes in shareholder’s equity, and cash flows for the three-year period ended September 30, 2017, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Front Street Re (Cayman) Ltd. and Front Street Re Ltd. as of September 30, 2017 and 2016, and the results of their operations and their cash flows for the three-year period ended September 30, 2017 in accordance with U.S. generally accepted accounting principles.

2

Other Matter

Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The supplementary information included in Schedules I, III and IV are presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audits of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ KPMG Audit Limited

Chartered Professional Accountants
Hamilton, Bermuda
November 17, 2017

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FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

COMBINED BALANCE SHEETS

(In millions)

	September 30,
	2017	2016
ASSETS
Related party investments (Note 8)	$96.9	$98.4
Cash and cash equivalents	29.5	32.1
Funds withheld receivables at fair value (Note 5)	1,646.1	1,650.4
Income tax receivable	1.3	16.5
Other assets (Note 6)	25.3	19.0
Total assets	$1,799.1	$1,816.4
LIABILITIES AND SHAREHOLDER’S EQUITY
Insurance reserves at fair value	$1,692.0	$1,685.9
Other liabilities	5.9	9.9
Total liabilities	1,697.9	1,695.8

Commitments and contingencies

Shareholder’s equity:
Common stock ($1 par value, 425,000 shares authorized, 377,400 shares issued and outstanding at September 30, 2017 and 2016)	0.4	0.4
Additional paid-in capital	177.7	177.7
Accumulated deficit	(76.9)	(57.7)
Accumulated other comprehensive income	—	0.2
Total shareholder’s equity	101.2	120.6
Total liabilities and shareholder’s equity	$1,799.1	$1,816.4

See accompanying notes to combined financial statements

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FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

COMBINED STATEMENTS OF COMPREHENSIVE LOSS

(In millions)

	Year ended September 30,
	2017	2016	2015
Revenues:
Net investment income	$0.3	$2.4	$8.9
Net investment gains (losses)	96.8	148.0	(107.7)
Total revenues	97.1	150.4	(98.8)
Benefits and expenses:
Benefits and other changes in policy reserves	103.4	153.2	(43.5)
Acquisition and operating expenses	11.3	9.7	13.4
Total benefits and expenses	114.7	162.9	(30.1)
Operating loss	(17.6)	(12.5)	(68.7)
Loss before income taxes	(17.6)	(12.5)	(68.7)
Income tax expense (benefit)	1.6	6.2	(24.0)
Net loss	$(19.2)	$(18.7)	$(44.7)

Other comprehensive income:
Unrealized investment gains:
Changes in unrealized investment gains before reclassification adjustment	$(0.3)	$0.3	$—
Changes in unrealized investment gains after reclassification adjustment	(0.3)	0.3	—
Changes in deferred income tax asset/liability	0.1	(0.1)	—
Net unrealized (losses) gains on investments	(0.2)	0.2	—
Net change to derive comprehensive loss for the period	(0.2)	0.2	—
Comprehensive loss	$(19.4)	$(18.5)	$(44.7)

See accompanying notes to combined financial statements

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FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(In millions)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholder's Equity
Balances at September 30, 2014	$0.4	$154.0	$5.7	$—	$160.1
Net loss	—	—	(44.7)	—	(44.7)
Comprehensive loss					(44.7)
Capital contributions	—	24.0	—	—	24.0
Balances at September 30, 2015	0.4	178.0	(39.0)	—	139.4
Net loss	—	—	(18.7)	—	(18.7)
Unrealized investment gains, net	—	—	—	0.2	0.2
Comprehensive loss					(18.5)
Stock compensation	—	(0.3)	—	—	(0.3)
Balances at September 30, 2016	0.4	177.7	(57.7)	0.2	120.6
Net loss	—	—	(19.2)	—	(19.2)
Unrealized investment losses, net	—	—	—	(0.2)	(0.2)
Comprehensive loss					(19.4)

Balance at September 30, 2017	$0.4	$177.7	$(76.9)	$—	$101.2

See accompanying notes to combined financial statements

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FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

COMBINED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal
	2017	2016	2015
Cash flows from operating activities:
Net loss	$(19.2)	$(18.7)	$(44.7)
Adjustments to reconcile net loss to operating cash flows
Deferred income taxes	0.1	23.6	(7.7)
Net recognized (losses) gains on investments and derivatives	(6.6)	4.5	57.0
Changes in operating assets and liabilities	23.4	(21.1)	(73.3)
Net change in cash due to operating activities	(2.3)	(11.7)	(68.7)
Cash flows from investing activities:
Proceeds from investments, sold, matured or repaid	9.7	33.0	16.9
Cost of investments acquired	(10.0)	(7.2)	(9.4)
Net change in cash due to investing activities	(0.3)	25.8	7.5
Cash flows from financing activities:
Capital contributions	—	—	24.0
Net change in cash due to financing activities	—	—	24.0
Net change in cash and cash equivalents	(2.6)	14.1	(37.2)
Cash and cash equivalents at beginning of year	32.1	18.0	55.2
Cash and cash equivalents at end of year	$29.5	$32.1	$18.0
Supplemental disclosures of cash flow information
Taxes paid during the year	$—	$—	$6.6
Taxes received during the year	13.6	21.9	—

See accompanying notes to combined financial statements

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FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Dollars in millions, except per share and unit figures)

(1) Basis of Presentation and Nature of Operations

FSRC Holdings Ltd., an exempted company, was incorporated in the Cayman Islands with effect from March 22, 2010. Effective October 12, 2012, the company changed its name from FSRC Holdings Ltd. to Front Street Re (Cayman) Ltd. (“FSRC”). On October 24, 2012, FSRC was licensed under the Cayman Islands Insurance Law to carry on business and subsequently classified as a Class B (iii) Insurer under the law.

Front Street Re Ltd (“FSRB”) was incorporated on March 23, 2010 under the laws of Bermuda to provide life and annuity reinsurance. FSRB is licensed as a Class C long-term insurer under The Insurance Act 1978, amendments thereto and related regulations insofar as such provisions relate to accounting and financial reporting matters. FSRB has not entered into any reinsurance agreements as of September 30, 2017.

FSRC was established as a long-term reinsurer to provide reinsurance on asset intensive, long duration life and annuity liabilities, including but not limited to fixed, deferred and payout annuities, long-term care, group long-term disability and cash value life insurance.

FSRC and FSRB are wholly owned subsidiaries of Front Street Re (Delaware) Ltd. (“FSRD”), a Delaware corporation, which is ultimately owned and managed by HRG Group, Inc. (“HRG”). FSRD is a wholly owned subsidiary of FS Holdco II Ltd. (“FS Holdco”), a Delaware-domesticated direct, wholly owned subsidiary of HRG. Prior to March 4, 2014, FS Holdco was known as FS Holdco Ltd. (“FSH”), domesticated in the Cayman Islands. FS Holdco is a holding company with holdings in primarily financial services related industries. HRG is a diversified holding company focused on obtaining controlling equity stakes in companies that operate across a diversified set of industries. HRG’s shares of common stock trade on the New York Stock Exchange (“NYSE”) under the ticker symbol HRG.

The accompanying Combined Financial Statements included herein reflect FSRC and FSRB (the “Company”), which are both under the common control of FS Holdco, and have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of such information. All such adjustments are of a normal recurring nature.

Reinsurance Agreements

FSRC has entered into various reinsurance agreements on a funds withheld basis, meaning that funds are withheld by the ceding company from the coinsurance premium owed to FSRC as collateral for FSRC’s payment obligations. Accordingly, the collateral assets remain under the ultimate ownership of the ceding company. FSRC manages the assets supporting reserves in accordance with the internal investment policy of the ceding companies and applicable law. FSRC has entered into such reinsurance agreements with Fidelity & Guaranty Life Insurance Company (“FGL”), as well as third parties as further described below.

On December 31, 2012, following regulatory approval, FSRC entered into a coinsurance agreement (the “Cayman Reinsurance Agreement”) with FGL. Pursuant to the Cayman Reinsurance Agreement, FSRC reinsured a 10% quota share percentage of certain FGL annuity liabilities.

Effective September 17, 2014, FGL entered into a second reinsurance treaty (the “MYGA Treaty”, and together with the Cayman Reinsurance Agreement, the “Reinsurance Agreements with FGL”) with FSRC whereby FGL ceded 30% of any new business of its multi-year guaranteed deferred annuity (“MYGA”) block of business on a funds withheld basis. This treaty was subsequently terminated as to new business effective April 30, 2015, but remains in effect for policies ceded to FSRC with an effective date between September 17, 2014 and April 30, 2015.

At September 30, 2017 and 2016, FSRC had $903.5 and $978.8, respectively, of funds withheld receivables and $975.9 and $1,054.1, respectively, of insurance reserves related to the Reinsurance Agreements with FGL.

The funds withheld receivables portfolio related to the Reinsurance Agreements with FGL consists of investments in debt and equity securities that are carried at fair value. The funds withheld receivables portfolio also includes cash, derivatives and accrued income.

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On December 16, 2013, FSRC closed a reinsurance treaty with Bankers Life Insurance Company. Under the terms of the treaty, Bankers Life Insurance Company ceded annuity business to FSRC, on a funds withheld basis. At September 30, 2017 and 2016, FSRC had $68.4 and $125.8, respectively, of funds withheld receivables and $62.7 and $119.0, respectively, of insurance reserves related to this transaction.

On October 31, 2014, FSRC purchased Ability Re from Ability Re Holdings. The Ability Re acquisition consisted of long-term care reinsurance business. The acquired reinsurance agreements complement FSRC’s existing in force long-duration insurance liabilities. At September 30, 2017 and 2016, FSRC had $287.3 and $295.6, respectively, of funds withheld receivables and $275.5 and $271.5, respectively, of insurance reserves related to this transaction.

On March 1, 2015, FSRC closed a reinsurance treaty with Universal Life Insurance Company. At September 30, 2017 and 2016, FSRC had $305.5 and $166.8, respectively, of funds withheld receivables and $297.8 and $161.9, respectively, of insurance reserves related to these transactions.

During Fiscal 2015, FSRC also closed two additional reinsurance transactions with unaffiliated parties. At September 30, 2017 and 2016, FSRC had $81.6 and $83.4, respectively, of funds withheld receivables and $80.1 and $79.4, respectively, of insurance reserves related to these transactions.

(2) Significant Accounting Policies and Practices and Recent Accounting Pronouncements

Fiscal Year End

The Company’s fiscal year ends on September 30 and the quarters end on the last calendar day of the months of December, March and June. References herein to Fiscal 2017, 2016 and 2015 refer to the fiscal years ended September 30, 2017, 2016 and 2015, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid temporary instruments purchased with original maturities of three months or less from date of purchase to be cash equivalents.

Revenue Recognition

Net Investment Income

Dividends and interest income are recorded in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss and are recognized on an accrual basis. Amortization of premiums and accretion of discounts on investments in debt securities are reflected in “Net investment income” over the contractual terms of the investments in a manner that produces a constant effective yield. “Net investment income” is presented net of earned investment management fees.

Net investment gains (losses)

Net investment gains (losses) include realized losses and gains from the sale of investments, changes in the fair value of FSRC’s funds withheld receivables and gains and losses on derivative investments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. See below for detailed discussion of the estimates used in the preparation of the accompanying Combined Financial Statements.

Other Assets

The Company’s investments, other than related party investments, are reflected in “Other assets” in the accompanying Combined Balance Sheets and consisted of investments in debt securities with amortized cost approximating fair value that were designated available-for-sale (“AFS”) and carried at fair value with unrealized gains and losses included in “Accumulated other comprehensive income” (“AOCI”), net of deferred income taxes. Refer to Note 6, Other Assets, for further detail. Derivative contracts carried at fair value which represent options which the Company uses to hedge equity risk and which trade on a major exchange. Refer to Derivative Financial Instruments for further detail. Other invested assets carried at fair value which represent investments where the Company has an income earning investment through a royalty receivable asset. The unrealized gains and losses are included in “Net investment gains (losses)” in the net loss on the Combined Statements of Comprehensive Loss. Investment funds classified as trading and reported at fair value. Distribution income earned from the funds is recorded in “Net investment income” and unrealized gains and losses are included in “Net investment gains (losses)” in the net loss on the Combined Statements of Comprehensive Loss.

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Derivative Financial Instruments

Derivative assets and liabilities are reported at fair value in the accompanying Combined Balance Sheets. When hedge accounting is elected at inception, the Company formally designates the financial instrument as a hedge of a specific underlying exposure and documents both the risk management objectives and strategies for undertaking the hedge. Depending on the nature of derivatives designated as hedging instruments, changes in fair value are either offset against the change in fair value of the hedged assets or liability through earnings or recognized in equity through other comprehensive income until the hedged item is recognized. Any ineffective portion of a financial instrument’s change in fair value is recognized in earnings. For derivatives that do not qualify for hedge accounting treatment, the change in the fair value is recognized in earnings. The Company hedges certain portions of its economic exposure to product related equity market risk by entering into derivative transactions. Such derivative instruments are not designated as hedging instruments in accordance with hedge accounting with change in fair value recognized within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss and included in “Other Assets” on the Combined Balance Sheets. The assumed FIA contracts permit the holder to receive a return based on the performance of a market index, based on the S&P 500 Index. FSRC purchases derivatives consisting of call options on the equity indices underlying the applicable policy. These derivatives are used to fund the index credits due to policyholders under the FIA contracts. The call options are one-year options purchases to match the funding requirements underlying the FIA contracts. On the respective anniversary dates of the applicable FIA contracts, the market index used to compute the annual index credit under the applicable FIA contract is reset. At such time, FSRC purchases new one-year call options to fund the next index credit. FSRC manages the cost of these purchases through the terms of its FIA contracts, which permit it to change caps. The change in the fair value of the call options is generally designed to offset the equity market related change in the fair value of the FIA contract’s related insurance liability. The call options are marked to fair value. The change in fair value of the call options includes the gains and losses recognized at the expiration of the instruments’ terms or upon early termination and the changes in fair value of open positions.

OTTI

A security is impaired when the fair value is below its cost. Securities classified as available for sale and held to maturity, as well as the preferred equity, are reviewed on a periodic basis to determine whether a decline in fair value below cost represents other-than-temporary impairments (“OTTI”). Several factors are considered in this assessment including, but not limited to: (1) the extent and duration of the decline; (2) the reason for the decline (e.g. credit spread widening, credit event); (3) the historical and implied future volatility of the fair value; (4) the financial condition and near-term prospects of the issuer; and (5) the collateral structure and credit support of the security, if applicable.

When preferred equity is considered to have suffered OTTI, the full amount of the impairment is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss.

For impaired available for sale and held to maturity debt securities where the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the full amount of the impairment is charged to earnings and is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. Where the Company intends to hold the impaired security, management estimates the anticipated credit loss of the security and recognize only this portion of the impairment in income, with the remaining non-credit related balance of the impairment (i.e. related to interest rates, market conditions, etc.) recognized in other comprehensive income.

10

Upon recognition of an OTTI, the new cost basis for the security is the previous amortized cost for a fixed maturity or cost for an equity security less the OTTI recognized in income. The new cost basis is not adjusted for subsequent recoveries in fair value; except for fixed maturities whereby the difference between the new cost basis and the expected cash flows is accreted on a quarterly basis to net investment income over the remaining life of the fixed maturity.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the income in the period that includes the enactment date. The Company has the ability and intent to recover in a tax-free manner assets (or liabilities) with book/tax basis differences for which no deferred taxes have been provided, in accordance with ASC Topic 740, Income Taxes.

The Company recognizes the effect of income tax positions only if those positions are more-likely-than-not to be sustained. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in “Income tax expense (benefit)” in the accompanying Combined Statements of Comprehensive Loss.

Refer to Note 7, Income Taxes, for further detail.

Legal Matters and Contingencies

The Company records legal fees and accruals in accordance with ASC Topic 450, “Contingencies”. Contingencies arising from regulatory judgments, claims, assessments, guarantees, litigation, recourse reserves, fines, penalties and other sources are recorded when deemed probable and reasonably estimable.

Comprehensive Loss

Comprehensive loss includes unrealized gains (losses) and non-credit related OTTI on investment securities classified as AFS of business held for sale. Net unrealized gains and losses on investment securities classified as AFS by the business held for sale are reduced by deferred income taxes and adjustments to intangible assets that would have resulted had such gains and losses been realized.

Fair Value Measurements

The Company’s measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which may include the Company’s own credit risk. The Company’s estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability (“exit price”) in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability (“entry price”). The Company categorizes financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:

Level 1 -  Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 -   Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 -  Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date based on the best information available in the circumstances.

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In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lower level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.

Funds Withheld Receivables, Other Assets and Related Party Investments

The Company measures the fair value of its securities based on assumptions used by market participants in pricing the security. The appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and the Company will then consistently apply the valuation methodology to measure the security’s fair value. The Company’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. The Company uses observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators and industry and economic events are monitored and further market data will be acquired when certain thresholds are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. Management believes the broker quotes are prices at which trades could be executed based on historical trends executed at broker-quoted or slightly higher prices. The Company did not adjust prices received from third parties as of September 30, 2017 and 2016. However, the Company does analyze the third-party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy.

Insurance Reserves

At the inception date of the reinsurance transactions, FSRC elected to apply the fair value option to account for its funds withheld receivables, non-funds withheld assets and insurance reserves related to its assumed reinsurance.

FSRC measures fair value of the funds withheld receivables based on the fair values of the securities in the underlying funds withheld portfolio held by the cedant. The non-funds withheld assets held by FSRC, backing the insurance reserves, are measured at fair value. Policy loans included in the funds withheld receivables with third parties are measured at amortized cost, which approximates fair value.

FSRC uses a discounted cash flows approach to measure the fair value of the insurance reserves. The cash flows associated with future policy premiums and benefits are generated using best estimate assumptions (plus a risk margin, where applicable) and are consistent with market prices, where available. Risk margins are typically applied to non-observable, non-hedgeable market inputs such as mortality, morbidity, lapse, discount rate for non-performance risk, discount rate for risk margin, surrenders, etc. Mortality relates to the occurrence of death. Mortality assumptions are based upon the experience of the cedant as well as past and emerging industry experience, when available. Morbidity relates to the occurrence of a claim status and is a key assumption for the long term care business. Morbidity assumptions are based upon the experience of the cedant as well as past and emerging industry experience, when available. Mortality and morbidity assumptions may be different by sex, underwriting class and policy type. Assumptions are also made for future mortality and morbidity improvements.

Policies are terminated through surrenders and maturities, where surrenders represent the voluntary terminations of policies by policyholders and maturities are determined by policy contract terms. Surrender assumptions are based upon cedant experience adjusted for expected future conditions. As of June 30, 2017, FSRC began using duration weighting in the development of the discount rate. As of December 31, 2015, FSRC began discounting the liability cash flows by using the market yields on the underlying assets backing the liabilities plus a risk margin to reflect uncertainty and adjusts the discount rate to reflect the credit risk of FSRC. The changes in discount rate methodology reduced the fair value of the FSRC insurance reserves by $22.5 and $7.0 at June 30, 2017 and December 31, 2015, respectively.

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The significant unobservable inputs used in the fair value measurement of the FSRC insurance reserves are non-performance risk spread and risk spread to reflect uncertainty. Significant increases (decreases) in non-performance risk spread and risk margin to reflect uncertainty would result in a lower (higher) fair value measurement.

Refer to Note 4, Fair Value of Financial Instruments, for further detail.

Use of Assumptions

FSRC periodically, and at least annually, reviews the assumptions associated with insurance reserves. With respect to the Reinsurance Agreements, as part of the assumption review process in Fiscal 2017, changes were made to the morbidity, surrender rates and earned rates to bring assumptions in line with current and expected future experience; in Fiscal 2016, changes were made to the morbidity, surrender rates and earned rates to bring assumptions in line with current and expected future experience; and in Fiscal 2015, changes were made to morbidity, the earned rates and the guaranteed option costs. The assumption changes associated with the Reinsurance Agreements resulted in an increase in insurance reserves of $2.0 in Fiscal 2017, a decrease in insurance reserves of $0.6 in Fiscal 2016, and an increase in insurance reserves of $12.8 in Fiscal 2015.

(3) Derivative Financial Instruments

The fair value of outstanding derivatives recorded in the accompanying Combined Balance Sheets were as follows:

		September 30,
Derivatives not designated as hedging instruments:	Classification	2017	2016
Assets:
Call option receivable from FGL	Funds withheld receivables	$14.5	$11.3
Call options	Other assets	13.1	5.9
		$27.6	$17.2

During Fiscal 2017, 2016 and 2015, the Company recognized the following gains and losses on its derivatives:

		Fiscal
Classification	Derivatives Not Designated as Hedging Instruments	2017	2016	2015
Revenues:
Net investment gains (losses)	Call options	$18.3	$3.8	$(7.6)

Additional Disclosures

Call options. Derivative financial instruments included within “Other Assets” in the accompanying Combined Balance Sheets are in the form of call options receivable by FSRC. FSRC hedges exposure to product related equity market risk by entering into derivative transactions. These options hedge FSRC’s share of the FIA index credit. The change in fair value is recognized within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss.

Call option receivable from FGL. Under the terms of the coinsurance arrangement between FSRC and FGL, FGL is required to pay FSRC a portion of the net cost of equity option purchases and the proceeds from expirations related to the equity options which hedge the index credit feature of the reinsured FIA contracts. Accordingly, the receivable from FGL is reflected in “Funds withheld receivables at fair value” as of the balance sheet date with changes in fair value reflected in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss.

Credit Risk

FSRC is exposed to credit risk in the event of non-performance by its counterparties on call options. FSRC seeks to reduce the risk associated with such agreements by purchasing such options from large, well-established financial institutions, but there can be no assurance that FSRC will not suffer losses in the event of counterparty non-performance. No collateral was posted by its counterparties; accordingly, at September 30, 2017, the maximum amount of loss due to credit risk that FSRC would incur if parties to the call options failed completely to perform according to the terms of the contracts was $13.1.

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(4) Fair Value of Financial Instruments

The Company’s combined assets and liabilities measured at fair value are summarized according to the hierarchy previously described as follows:

	September 30, 2017				September 30, 2016
	Level 1	Level 2	Level 3	Fair Value	Level 1	Level 2	Level 3	Fair Value
Assets
Fixed maturity and equity securities included in funds withheld receivables	$81.2	$1,414.4	$37.4	$1,533.0	$69.9	$1,387.1	$78.1	$1,535.1
Call option receivable from FGL included in funds withheld receivables	—	14.5	—	14.5	—	11.3	—	11.3
Related party investments	—	2.2	94.7	96.9	—	—	98.4	98.4
Other invested assets included in other assets	—	—	8.1	8.1	—	—	5.5	5.5
Investment funds included in other assets	—	3.4	—	3.4	—	2.9	—	2.9
Derivatives included in other assets	—	13.1	—	13.1	—	5.9	—	5.9
Total financial assets	$81.2	$1,447.60	$140.2	$1,669.0	$69.9	$1,407.2	$182.0	$1,659.1
Liabilities
Insurance reserves	$—	$—	$1,692.0	$1,692.0	$—	$—	$1,685.9	$1,685.9
Total financial liabilities	$—	$—	$1,692.0	$1,692.0	$—	$—	$1,685.9	$1,685.9

14

Quantitative information regarding significant unobservable inputs used for recurring Level 3 fair value measurements of financial instruments carried at fair value as of September 30, 2017 and 2016 were as follows:

	Fair Value at				Range (Weighted average)
Assets	September 30, 2017	September 30, 2016	Valuation Technique	Unobservable Input(s)	September 30, 2017	September 30, 2016
Related party investments - HGI Energy	$91.4	$91.0	Discounted Cash Flow	Discount rate	1.68%	0.79%
Related party investments - Salus preferred equity	3.1	6.7	Market- approach	Yield	5%	11%
				RadioShack Corp. Recovery	—	5.5%
				Discount Rate	—	15%
				Salus CLO Equity	—	28.4%
Related party investments - Salus CLO equity tranche	—	0.7	Third party valuation	Offered quote	—	28.4%
				Discount rate	—	15%
				Constant default rate	—	—%
				RSH Recovery	—	5.5%
				Other loan recoveries	—	0% - 100%
Other invested assets included in other assets	8.1	5.5	Discounted Cash Flow	Probability of collection	100%	100%
				Discount rate	11%	10%
Funds withheld receivables:
Fixed maturity, asset backed and commercial mortgage backed securities	33.2	35.2	Matrix pricing	Quoted prices	100% - 116% (105%)	98% - 122% (109%)
Fixed maturity securities	0.8	5.4	Loan Recovery Value	Recovery rate	26% - 100% (26%)	56% - 100% (82%)
Fixed maturity securities	3.4	35.7	Broker-quoted	Offered quotes	100%	97% - 100% (100%)
Loan participations	—	1.8	Loan Recovery Value	Recovery rate	—	52% - 100% (71%)
Total	$140.0	$182.0
Liabilities
Insurance reserves	$1,692.0	$1,685.9	Discounted cash flow	Non-performance risk spread	0.26%	0.32%
				Risk margin to reflect uncertainty	0.53%	0.50%
Total	$1,692.0	$1,685.9

See Note 2, Significant Accounting Policies and Practices and Recent Accounting Pronouncements, for additional discussion of the significant unobservable inputs used in for recurring Level 3 fair value measurements of financial instruments carried at fair value.

15

The following tables summarize changes to the Company’s financial instruments carried at fair value and classified within Level 3 of the fair value hierarchy for Fiscal 2017, 2016 and 2015. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.

	Fiscal 2017
		Total Gains (Losses)					Net
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Purchases	Sales	Settlements	Transfer In (Out) of Level 3 (a)	Balance at End of Period
Assets
Related party investments	$98.4	$(3.9)	$—	$—	$—	$—	$—	$94.5
Other invested assets included in other assets	5.5	2.6	—	—	—	—	—	8.1
Funds withheld receivables	78.1	(5.7)	—	1.2	(11.2)	—	(25.0)	37.4
Total assets at fair value	$182.0	$(7.0)	$—	$1.2	$(11.2)	$—	$(25.0)	$140.0

		Total (Gains) Losses					Net
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Purchases	Sales	Settlements	transfer In (Out) of Level 3	Balance at End of Period
Liabilities
Insurance reserves	$1,685.9	$108.3	$—	$—	$—	$(102.2)	$—	$1,692.0
Total liabilities at fair value	$1,685.9	$108.3	$—	$—	$—	$(102.2)	$—	$1,692.0

(a) During Fiscal 2017, the net transfers out of Level 3 was exclusively to Level 2. The transfers from Level 3 were related to changes in the primary pricing source and changes in the observability of external information used in determining the fair value.

	Fiscal 2016
		Total Gains (Losses)					Net
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Purchases	Sales	Settlements	Transfer In (Out) of Level 3 (a)	Balance at End of Period

Assets
Corporate fixed maturity securities	$14.1	$(0.5)	$—	$—	$(13.6)	$—	$—	$—
Related party investments	61.7	(9.3)	—	46.0	—	—	—	98.4
Other invested assets included in other assets	2.8	2.7	—	—	—	—	—	5.5
Funds withheld receivables	74.7	(3.6)	—	36.2	(34.4)	—	5.2	78.1
Total assets at fair value	$153.3	$(10.7)	$—	$82.2	$(48.0)	$—	$5.2	$182.0

		Total (Gains) Losses					Net
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Purchases	Sales	Settlements	transfer In (Out) of Level 3	Balance at End of Period
Liabilities
Insurance reserves	$1,731.9	$162.7	$—	$—	$—	$(208.7)	$—	$1,685.9
Total liabilities at fair value	$1,731.9	$162.7	$—	$—	$—	$(208.7)	$—	$1,685.9

(a) During Fiscal 2016, the net transfers into Level 3 were exclusively from Level 2. The transfers into Level 3 were related to changes in the primary pricing source and changes in the observability of external information used in determining the fair value.

16

	Fiscal 2015
		Total Gains (Losses)					Net
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Purchases	Sales	Settlements	Transfer In (Out) of Level 3 (a)	Balance at End of Period
Assets
Corporate fixed maturity securities	$16.3	$(2.2)	$—	$—	$—	$—	$—	$14.1
Related party investments	115.2	(56.2)	—	—	—	—	2.7	61.7
Other invested assets included in other assets	—	(16.3)	—	—	—	—	19.1	2.8
Funds withheld receivables	58.9	(0.5)	—	30.4	(14.1)	—	—	74.7
Total assets at fair value	$190.4	$(75.2)	$—	$30.4	$(14.1)	$—	$21.8	$153.3

		Total (Gains) Losses					Net
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Purchases	Sales	Settlements	transfer In (Out) of Level 3	Balance at End of Period

Liabilities
Insurance reserves	$1,408.9	$(46.2)	$—	$444.7	$—	$(75.5)	$—	$1,731.9
Total liabilities at fair value	$1,408.9	$(46.2)	$—	$444.7	$—	$(75.5)	$—	$1,731.9

(a) During Fiscal 2015, the net transfer to Level 3 was related to a loan receivable previously classified as a related party loan.

The Company reviews the fair value hierarchy classifications each reporting period. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3, or between other levels, at the beginning fair value for the reporting period in which the changes occur. There were no transfers between Level 1 and Level 2 for Fiscal 2017, 2016 and 2015.

Financial Assets and Liabilities Not Measured at Fair Value

The carrying amount, estimated fair value and the level of the fair value hierarchy of the Company’s financial instrument assets and liabilities which are not measured at fair value in the accompanying Combined Balance Sheets are summarized as follows:

	September 30, 2017
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets (a)
Policy loans, included in funds withheld receivables	$—	$—	$8.0	$8.0	$8.0
Total financial assets	$—	$—	$8.0	$8.0	$8.0

	September 30, 2016
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets (a)
Policy loans, included in funds withheld receivables	$—	$—	$8.5	$8.5	$8.5
Total financial assets	$—	$—	$8.5	$8.5	$8.5

(a) The carrying amounts of cash and cash equivalents, trade receivables, accounts payable and accrued investment income approximate fair value due to their short duration and, accordingly, they are not presented in the tables above.

17

(5) Funds Withheld Receivables

FSRC’s funds withheld receivables, excluding related party investments of $74.9 at September 30, 2017 and 2016, respectively, are summarized as follows:

	September 30, 2017
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Funds withheld receivables with FGL
Corporates	$636.4	$15.5	$(18.6)	$633.3	$633.3
Asset/Mortgage-backed securities	172.3	1.8	(2.3)	171.8	171.8
Municipals	6.3	0.1	(0.1)	6.3	6.3
Government bonds	1.1	—	(0.1)	1.0	1.0
Preferred stock	8.0	0.2	(0.9)	7.3	7.3
Total funds withheld receivables with FGL	824.1	17.6	(22.0)	819.7	819.7
Funds withheld receivables with third parties
Corporates	387.1	9.0	(2.5)	393.6	393.6
Asset/Mortgage-backed securities	136.4	2.3	(5.0)	133.7	133.7
Municipals	95.9	2.7	(0.1)	98.5	98.5
Government bonds	82.7	0.1	(2.7)	80.1	80.1
Agency bonds	7.3	0.1	—	7.4	7.4
Total funds withheld receivables with third parties	709.4	14.2	(10.3)	713.3	713.3
Total fixed maturity and equity securities included in funds withheld receivables	1,533.5	31.8	(32.3)	1,533.0	1,533.0
Call option receivable from FGL included in funds withheld receivables	8.5	6.0	—	14.5	14.5
Accrued interest	17.0	—	—	17.0	17.0
Net receivables	73.6	—	—	73.6	73.6
Policy loans and other	8.0	—	—	8.0	8.0
Total funds withheld receivables	$1,640.6	$37.8	$(32.3)	$1,646.1	$1,646.1

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	September 30, 2016
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Funds withheld receivables with FGL
Corporates	$638.5	$18.2	$(29.5)	$627.2	$627.2
Asset/Mortgage-backed securities	238.8	0.6	(7.9)	231.5	231.5
Municipals	12.1	0.7	—	12.8	12.8
Government bonds	1.1	—	—	1.1	1.1
Preferred stock	8.8	0.3	(0.9)	8.2	8.2
Total funds withheld receivables with FGL	899.3	19.8	(38.3)	880.8	880.8
Funds withheld receivables with third parties
Corporates	390.0	18.8	(2.7)	406.1	406.1
Asset/Mortgage-backed securities	118.7	1.9	(1.7)	118.9	118.9
Municipals	49.5	4.1	—	53.6	53.6
Government bonds	67.7	1.3	(0.2)	68.8	68.8
Agency bonds	6.6	0.3	—	6.9	6.9
Total funds withheld receivables with third parties	632.5	26.4	(4.6)	654.3	654.3
Total fixed maturity and equity securities included in funds withheld receivables	1,531.8	46.2	(42.9)	1,535.1	1,535.1
Call option receivable from FGL included in funds withheld receivables	9.8	1.5	—	11.3	11.3
Accrued interest	17.8	—	—	17.8	17.8
Net receivables	77.7	—	—	77.7	77.7
Policy loans and other	8.5	—	—	8.5	8.5
Total funds withheld receivables	$1,645.6	$47.7	$(42.9)	$1,650.4	$1,650.4

Maturities of Funds Withheld Receivables

The amortized cost and fair value of fixed maturity and equity securities included in funds withheld receivables by contractual maturities, as applicable, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.

	September 30, 2017
	Amortized Cost	Fair Value
Corporate, Non-structured Hybrids, Municipal and Preferred stock:
Due in one year or less	$35.1	$34.7
Due after one year through five years	178.4	177.4
Due after five years through ten years	492.9	495.9
Due after ten years	511.5	512.4
Subtotal	1,217.9	1,220.4
Other securities which provide for periodic payments:
Asset/Mortgage-backed securities	308.7	305.5
Structured hybrids	6.9	7.1
Total fixed maturity and equity securities included in funds withheld receivables	$1,533.5	$1,533.0

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Net investment gains (losses)

“Net investment gains (losses)” reported in the accompanying Combined Statements of Comprehensive Loss were as follows:

	Fiscal
	2017	2016	2015
Realized losses on available-for-sale securities not included in funds withheld receivables	$(0.8)	$(0.5)	$(2.2)
Realized losses on equity securities not included in funds withheld receivables	—	—	(4.7)
Realized and unrealized gains (losses) on related party investments and other invested assets not included in funds withheld receivables	0.7	(5.6)	(49.8)
Realized and unrealized gains (losses) on derivative instruments not included in funds withheld receivables	6.8	3.8	(7.6)
Realized and unrealized gains (losses) on funds withheld receivables	90.1	150.3	(43.4)
Net investment gains (losses)	$96.8	$148.0	$(107.7)

Concentration of Securities Included in Funds Withheld Receivables

As of September 30, 2017 and 2016, FSRC’s most significant investment in one industry, excluding United States (“U.S.”) Government securities, was its investment securities in the financial sector with a fair value of $234.5, or 15.3% and $232.8, or 14.1%, respectively, of the funds withheld receivables portfolio and an amortized cost of $230.0 and $227.2, respectively. As of September 30, 2017 and 2016, the FSRC’s holdings in this industry include investments in 99 and 81 different issuers, respectively, with the top ten investments accounting for 43.9% and 48.0%, respectively, of the total holdings in this industry.

As of September 30, 2017 and 2016, the Company had investments in 11 and 7 issuers, respectively, that exceeded 10% of stockholders equity with a total fair value of $155.8 or 9.5% and $115.6 or 7.0%, respectively of the funds withheld receivables portfolio.

The Company’s largest concentration in any single issuer as of September 30, 2017 and 2016 was in Citigroup Inc. which had a total fair value of $17.3 or 1.1% and $22.0 or 1.3%, respectively, of the funds withheld receivables portfolio.

Concentrations of Financial and Capital Markets Risk

The Company is exposed to financial and capital markets risk, including changes in interest rates and credit spreads which can have an adverse effect on the Company’s results of operations, financial condition and liquidity. The Company expects to continue to face challenges and uncertainties that could adversely affect its results of operations and financial condition.

The Company’s exposure to such financial and capital markets risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of FSRC’s fund withheld receivables and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of the FSRC’s reinsured products may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring FSRC to liquidate assets in an unrealized loss position. This risk is mitigated to some extent by surrender charge protection provided by the products reinsured by FSRC.

Insurance Counterparty Risk

Through FSRC, the Company is exposed to insurance counterparty risk, which is the potential for FSRC to incur losses due to a client, retrocessionaire, or partner becoming distressed or insolvent. This includes run-on-the-bank risk and collection risk. The run-on-the-bank risk is that a client’s in force block incurs substantial surrenders and/or lapses due to credit impairment, reputation damage or other market changes affecting the counterparty. Substantially higher than expected surrenders and/or lapses could result in inadequate in force business to recover cash paid out for acquisition costs. The collection risk for clients and retrocessionaires includes their inability to satisfy a reinsurance agreement because the right of offset is disallowed by the receivership court; the reinsurance contract is rejected by the receiver, resulting in a premature termination of the contract; and/or the security supporting the transaction becomes unavailable to FSRC. FSRC has never experienced a material default in connection with retrocession arrangements, nor has it experienced any material difficulty in collecting claims recoverable from retrocessionaires; however, no assurance can be given as to the future performance of such retrocessionaires or as to the recoverability of any such claims.

20

(6) Other Assets

“Other assets” in the accompanying Combined Balance Sheets consist of the following:

	September 30,
	2017	2016
Other invested assets	$8.1	$5.5
Derivatives	13.1	5.9
Asset-based loans	—	1.7
Investment funds	3.4	2.9
Other assets	0.7	3.0
Total other assets	$25.3	$19.0

(7) Income Taxes

FSRC has received undertakings from the Governor-in-Cabinet of the Cayman Islands to the provisions of the Tax Concession Law, as amended (1999 Revision), that until the year 2030: (1) no subsequently enacted Cayman Islands law imposing any tax on profits, income, gains or appreciation shall apply to FSRC and (2) no such tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of FSRC. Beginning with the tax year ended December 31, 2012, FSRC made an election under Section 953 (d) of the Internal Revenue Code (“IRC”) to be treated as a U.S. domestic life insurance corporation for tax purposes.

FSRB has received undertakings from the Minister of Finance of Bermuda pursuant to Section 2 of the Exempted Undertakings Tax Protection Act 1966, that until the year 2035: (1) no subsequently enacted Bermuda legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation shall apply to FSRB and (2) no such tax in the nature of our estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of FSRB. FSRB did not make a Section 953 (d) election.

FSRC has historically filed its own U.S. Federal income tax returns. Income tax expense (benefit) was calculated based upon the following components of loss before income taxes:

	Fiscal
	2017	2016	2015
Loss from continuing operations before income taxes:
United States	$(17.6)	$(12.5)	$(68.7)
Outside the United States	—	—	—
Total loss before income taxes	$(17.6)	$(12.5)	$(68.7)

The components of income tax expense (benefit) were as follows:

	Fiscal
	2017	2016	2015
Current:
Federal	$1.5	$(17.4)	$(16.4)
Deferred:
Federal	0.1	23.6	(7.6)
Income tax expense (benefit)	$1.6	$6.2	$(24.0)

21

The differences between income taxes expected at the U.S. federal statutory income tax rate of 35.0% and reported income tax expense (benefit) are summarized as follows:

	Fiscal
	2017	2016	2015
Expected income tax benefit at Federal statutory rate	$(6.2)	$(4.4)	$(24.0)
Valuation allowance for deferred tax assets	7.8	12.0	—
State and local income taxes, net of federal income tax benefit	—	(1.7)	—
Other	—	0.3	—
Reported income tax expense (benefit)	$1.6	$6.2	$(24.0)
Effective tax rate	(9.48)%	(49.6)%	34.9%

For Fiscal 2017, the Company’s effective tax rate of (9.48)% differed from the expected U.S. statutory tax rate of 35.0% and was primarily driven by FSRC an increase in the valuation allowance against its net deferred tax asset, as described below.

For Fiscal 2016, the Company’s effective tax rate of (49.6)% differed from the expected U.S. statutory tax rate of 35.0% and was primarily driven by FSRC establishing a full valuation allowance against its net deferred tax asset, as described below.

For Fiscal 2015, the Company’s effective tax rate was 34.9%.

The following table summarizes the components of deferred income tax assets and liabilities:

	September 30,
	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$17.9	$4.4
Unrealized tax losses on securities	5.9	12.2
Insurance receivables	0.1	0.4
AMT credit carryforwards	1.5	—
Other	0.1	—
Total deferred tax assets	25.5	17.0
Less: Valuation allowance	(19.8)	(12.0)
Net deferred tax assets	5.7	5.0

Deferred tax liabilities:
Insurance reserves and claim related adjustments	(5.7)	(4.9)
Other	—	(0.1)
Total deferred tax liabilities	(5.7)	(5.0)
Net deferred tax asset	$—	$—

At September 30, 2017, FSRC had gross U.S. Federal operating loss carryforwards of $17.9 which, if unused, will expire in years 2031 and 2032.

In accordance with ASC Topic 740, the Company establishes valuation allowances for deferred tax assets that, in its judgment, are not more-likely-than-not realizable. These judgments are based on projections of future income, including tax-planning strategies, by individual tax jurisdiction. Changes in industry and economic conditions and the competitive environment may impact the accuracy of these projections. In accordance with ASC Topic 740, during each reporting period, the Company assesses the likelihood that its deferred tax assets will be realized and determines if adjustments to its valuation allowances are appropriate. As a result of this assessment, for Fiscal 2017, FSRC increased the valuation allowance to earnings totaling $19.8, as more fully described below.

22

The deferred tax assets of FSRC were evaluated for each of the reporting periods, including an assessment of cumulative income over the prior three-year period. Beginning with the tax year ended December 31, 2012, FSRC made an election under the Internal Revenue Code (“IRC”) Section 953(d) to be treated as a U.S. domestic life insurance corporation for Federal income tax purposes. As of September 30, 2017, FSRC was in a three-year cumulative loss position for U.S. Federal tax purposes, excluding certain non-recurring losses incurred in Fiscal 2015. FSRC considered both positive and negative evidence in its assessment of the realizability of its deferred tax asset and determined the significant negative evidence of primarily the three-year cumulative loss position and lack of capital and operating loss carryback capacity outweighed the positive evidence. Therefore, based on its assessment, FSRC determined it was not more-likely-than-not that the entire $19.8 of FSRC’s net deferred tax asset at September 30, 2017, will be realized. Thus, the valuation allowance against FSRC’s deferred tax assets increased to $19.8 at September 30, 2017.

Uncertain Tax Positions

The Company applies the accounting guidance for uncertain tax positions which prescribes a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The guidance also provides information on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes the effect of income tax positions only if those positions are more-likely-than-not sustainable. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The total amount of unrecognized tax benefits (“UTBs”) at September 30, 2017 was $0.8. If recognized in the future, $0.5 of UTBs would impact the effective tax rate. The Company records interest and penalties related to uncertain tax positions in income tax expense. At September 30, 2017, the Company’s accrued balances of interest and penalties on uncertain tax positions were $0.1.

The total amount of UTBs at September 30, 2016 was $0.5. If recognized in the future, $0.5 of UTBs would impact the effective tax rate. The Company records interest and penalties related to uncertain tax positions in income tax expense. At September 30, 2016, the Company’s accrued balances of interest and penalties on uncertain tax positions were $0.1.

The total amount of UTBs at September 30, 2015 were $1.9. If recognized in the future, $1.2 of UTBs would impact the effective tax rate. The Company records interest and penalties related to uncertain tax positions in income tax expense. At September 30, 2015, the Company’s accrued balances of interest and penalties on uncertain tax positions were $0.7.

The Company believes its income tax reserves for UTBs are adequate, consistent with the principles of ASC Topic 740. The Company regularly assesses the likelihood of additional tax assessments by jurisdiction and, if necessary, adjusts its tax reserves based on new information or developments.

The following table summarizes changes to the Company’s UTB reserves, excluding related interest and penalties:

	Fiscal
	2017	2016	2015
Unrecognized tax benefits at beginning of year	$0.5	$1.9	$1.2
Gross increase — tax positions in prior period	0.3	—	0.7
Gross decrease — tax positions in prior period	—	(1.9)	—
Gross increase — tax positions in current period	—	0.5	—
Unrecognized tax benefits at end of year	$0.8	$0.5	$1.9

All U.S. Federal income tax returns of FSRC from 2012 and forward are subject to examination by the taxing authorities. In 2017, the Internal Revenue Service (“IRS”) has begun an examination of FSRC’s U.S. Federal Income Tax Returns for its calendar tax years 2012 through 2015. FSRC expects to ultimately sustain its tax positions, it is reasonably possible that previously recognized tax benefits could change within the next 12 months. No estimate of the range can be made at this time given the early stage of the IRS exam.

23

(8) Related Party Transactions

On September 15, 2012, Harbinger Asset Management Holdings, LLC (“HAMCO”), an affiliated company, transferred its account interest in Salus Capital Partners LLC (“Salus”), to FSH; these interests were subsequently transferred from FSH to the Company on December 31, 2012. The account interest consists of HAMCO’s contributed capital to Salus, an affiliated company indirectly owned by HRG that provides asset-based financing, of $32.0 and an annual preferred dividend of 8% (“Preferred Return Account I”). HAMCO retained its interest in Salus’ residual profits and its ability to direct Salus’ operations. After the transfer of the account interest, Salus is considered to be a variable-interest entity. The Company was determined not to be the primary beneficiary of Salus owing to its inability to direct the operating activities of Salus that most significantly impact Salus’ performance and the fact that it was determined not to be closely related to Salus per the VIE tie breaker test prescribed under U.S. GAAP and therefore continues to not consolidate Salus. The Company’s loss exposure at Salus is limited to the recoverability of the interest and principal of preferred equity and interest carried in the accompanying Combined Balance Sheets.

On February 15, 2013, $15.0 was provided to Salus in exchange for an interest in a newly created preferred return account (“Preferred Return Account II”) with an interest rate of 10% per annum.

On April 16, 2013, an additional $15.0 was provided to Salus in exchange for an interest in a newly created preferred return account (“Preferred Return Account III”) with an interest rate of 10% per annum. On January 8, 2014, Preferred Return Account II and Preferred Return Account III were sold to FGL and realized a gain of $3.3. During Fiscal 2014, a capital repayment of $0.9 was made on the Preferred Return Account I investment.

During Fiscal 2015, the Company recognized an OTTI of $26.0 on the Preferred Return Account I. Any investment income accrued on this investment was deemed not recoverable; the Company subsequently stopped accruing for investment income from April 2015 and wrote off $1.3 of accrued investment income. The total realized loss on this investment during Fiscal 2015 was $27.3. Investment income related to the Salus Preferred Return Account I investment is included in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss. The total realized loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. During Fiscal 2015, the Company also realized a loss of $25.1 in relation to the investments in Salus Preferred Return Accounts II and III, which are held in the FGL funds withheld account. This loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. The total loss recognized in Fiscal 2015 in relation to the Salus Preferred Return accounts was $52.4. No accrued investment income was included in the accompanying Combined Balance Sheets.

During Fiscal 2016, the Company recognized an OTTI of $1.7 on the Preferred Return Account I. The Company also recognized a loss of $1.6 in relation to the investments in Salus Preferred Return Accounts II and III, which are held in the FGL funds withheld account. This loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. The total loss recognized in Fiscal 2016 in relation to the Salus Preferred Return accounts was $3.3. No accrued investment income is included in the accompanying Combined Balance Sheets.

During Fiscal 2017, the Company recognized an OTTI of $1.8 on the Preferred Return Account I. The Company also recognized a loss of $1.8 in relation to the investments in Salus Preferred Return Accounts II and III, which are held in the FGL funds withheld account. This loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. The total loss recognized in Fiscal 2017 in relation to the Salus Preferred Return accounts was $3.6. No accrued investment income is included in the accompanying Combined Balance Sheets.

On March 28, 2014, the Company purchased $1.4 worth of account interests with an annual preferred dividend of 8% (“EIC Preferred”) in Energy and Infrastructure Capital LLC (“EIC”), an affiliated company indirectly owned by HRG. On September 5, 2014, the Company purchased a further $2.0 of the EIC Preferred investment.

During Fiscal 2015, on January 23, 2015 and August 7, 2015, the Company purchased an additional $1.5 and $0.6, respectively, of EIC Preferred. During Fiscal 2015, the accompanying Combined Balance Sheets total related to this investment was $5.5. On January 14, 2016, the Company purchased an additional $1.4 of EIC Preferred, bringing the total investment in the accompanying Combined Balance Sheets to $6.9. During Fiscal 2016, HRG wound down the operations of EIC. The Company recognized an OTTI of $6.9. Any investment income accrued on this investment was deemed not recoverable; the Company subsequently stopped accruing for investment income from June 2016 and wrote off $0.7 of accrued investment income.

The Company’s loss exposure at EIC is limited to the recoverability of the interest and principal of preferred equity and interest carried on the accompanying Combined Balance Sheets. Investment income related to the EIC Preferred investment is included in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss. In prior years, the accrued investment income was included in “Other assets” in the accompanying Combined Balance Sheets.

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On April 24, 2013, FSRC entered into a master participation agreement (“Salus MPA”) with Salus; where Salus originates loans to third-party businesses and Salus sells a pro-rata participation interest to FSRC. On June 27, 2014, the Company subsequently entered into an Investment Management Agreement (“Salus IMA”) with Salus. Under the Salus IMA, Salus originates loans to third-parties and sells a pro-rata participation interest to FSRC. The loans sold to FSRC under the Salus IMA are similar in nature to those under the Salus MPA. Salus targets lending to an underserved mid-market due to few providers with limited access to capital; the loans are highly structured, low risk debt instruments through first-lien collateral lending.

During Fiscal 2015 in July 2015, FSRC sold $9.3 of these loans to FGL at cost price. As of year-end, the total of these loans in the accompanying Combined Balance Sheets was $4.5. The Company recognized an OTTI of $5.3 related to the RadioShack “RS” loan (RS filed for bankruptcy on February 5, 2015) and an OTTI of $16.3 in respect of the Fredericks of Hollywood “FOH” loan (FOH filed for bankruptcy on April 20, 2015). Any investment income accrued on the RS and FOH loans was deemed not recoverable; the Company subsequently stopped accruing for investment income from the bankruptcy dates. The total realized loss on these loans during Fiscal 2015 was $21.6. The total realized loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. The accrued investment income related to the Salus loans (excluding the RS and FOH loans) is included in “Other assets” in the accompanying Combined Balance Sheets. The balance payable for investment management fees is included in “Other liabilities” in the accompanying Combined Balance Sheets. Investment income as well as any asset management fees related to these loans is included in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss.

During Fiscal 2016 and 2017, the total balance of these loans recognized in “Other assets” in the accompanying Combined Balance Sheets (excluding FOH) was $1.7 and $Nil. The Company recognized an OTTI of $0.1 and $1.1 and a realized loss of $0.1 on these investments recorded in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss.

During Fiscal 2016 and 2017 the RS loan realized a gain of $1.2 and $0.1 during the year. During 2016 an unrealized pre-tax gain of $0.3 ($0.2 post tax) was recorded in “Accumulated other comprehensive income” in the accompanying Combined Statement of Changes in Shareholder’s Equity, which was subsequently reversed and recognized as a realized gain of $0.1 in fiscal 2017.

As a result of the FOH liquidation, the Company received a stream of royalty income to replace the previous FOH loan. This royalty receivable asset has been classified as “Other assets” in the accompanying Combined Balance Sheets valued at $5.5 and $8.1 as of September 30, 2016 and 2017. An unrealized gain of $2.7 and $2.6 was recognized on the royalty receivable and this was recorded in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss during Fiscal 2016 and 2017.

There was no accrued investment income related to the Salus loans in the accompanying Combined Balance Sheets. There was no balance payable for investment management fees in the accompanying Combined Balance Sheets.

Salus periodically consolidates their originated loans into a collateralized loan obligation (“CLO”) offering. On September 19, 2013, FSRC purchased a $2.4 Class F Note and a $3.0 Subordinated Note from the $260.0 CLO offering.

Accrued investment income related to the Class F Note and the Subordinate Note was recognized in “Related party investments” in the accompanying Combined Balance Sheets. Investment income on these investments was included in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss.

During Fiscal 2015 in January 2015, FSRC sold the $3.0 Subordinated Note to FGL and realized a loss of $0.2 from the sale in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. As of year-end, FSRC held the Class F Note at $2.3 in the accompanying Combined Balance Sheets.

During Fiscal 2015, the Company realized a loss of approximately $1.2 in relation to the investment in the Subordinated Note, which is held in the FGL funds withheld account. This loss is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss.

During Fiscal 2016, the Company’s investment in the Class F Note was redeemed at par of $2.4 and a gain of $0.1 was recognized in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. In the FGL funds withheld account, the Subordinated Note received a redemption of approximately 2% of par of $0.1. As of year-end, the FGL funds withheld account holds the subordinated note of $2.9 par, at a market value of $0.8.

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During Fiscal 2017, $0.8 par of the Subordinated Note was redeemed and $2.1 was recorded as a loss in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss, leaving the market value at yearend of $Nil in the FGL funds withheld account. There is no accrued investment income related to any CLO’s in the accompanying Combined Balance Sheets.

On December 31, 2012, the Company entered into its first reinsurance contract, a quota share agreement covering a 10% of FGL’s in force annuity block not already reinsured on a funds withheld basis. The reinsurance agreement covers individual fixed annuities, equity indexed and payout annuities.

Effective September 17, 2014, the Company entered into a second reinsurance contract with FGL, a 30% quota share agreement covering new business of FGL’s MYGA product on a funds withheld basis. This reinsurance agreement was terminated for new business as of April 30, 2015.

The accompanying Combined Balance Sheets accounts related to the above reinsurance contracts with FGL are “Related party investments”, “Funds withheld receivables”, and “Insurance reserves” and the accompanying Combined Statements of Operations transactions are included in “Net investment income”, “Net investment gains (losses)” and “Benefits and other changes in policy reserves”. The related party investments included in the FGL funds withheld asset at fair value in the accompanying Combined Balance Sheets for Fiscal 2017 and 2016 are as follows: Salus Preferred Return Accounts II and III of $1.5 and $3.3, respectively; HGI Energy note of $71.4 and $71.8; and Salus CLO’s of $0.0 and $0.8, respectively.

Related to the reinsurance agreement with FGL, on December 31, 2012, the Company originally entered into an investment management agreement with HAMCO, an affiliated company indirectly owned by HRG, to provide investment manager services to the funds withheld account. In addition to the Salus IMA, the Company subsequently entered into investment management agreements, to provide investment manager services to the funds withheld account, with the following affiliated companies indirectly owned by HRG: Five Island Asset Management, LLC “FlAM” (subsequently ceased trading on February 20, 2015) and EIC (subsequently ceased trading around June 2016). During fiscal 2016 asset management fees recorded in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss for FlAM, EIC and Salus were $Nil (2015: $2.0), $0.1, (2015: $0.2) and $Nil (2015: $0.1). In prior years, the balance payable for investment management fees was included in “Other liabilities” in the Combined Balance Sheets. There are no balance payables as at the end of the current fiscal year.

During Fiscal 2015, FSRC also entered into an IMA with EIC to provide investment manager services to the funds withheld account of one its non-affiliated treaties. EIC originates loans to third-parties and sells a pro-rata participation interest to FSRC. FSRC contributed $1.5 in December 2014 to its first loan participation with EIC. This investment was sold to one of the Company’s non-affiliated treaties in April 2015, where the Company realized a gain of $0.1 from sale. The realized gain is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive Loss. Investment income as well as any asset management fees related to these loans is included in “Net investment income” in the accompanying Combined Statements of Comprehensive Loss. As of September 30, 2017, the Company had no loan participations through EIC included in debt securities in the accompanying Combined Balance Sheets. Included in “Funds withheld receivables” in the accompanying Combined Balance Sheets during Fiscal 2017 and 2016, from one of the non-affiliated treaties, are loan participations through EIC of $3.4 and $3.8, respectively.

In February 2013, in connection with the acquisition of EXCO Resources, Inc. by HGI Energy Holdings, LLC (“HGI Energy”), a wholly-owned subsidiary of HRG, HGI Energy entered into a note purchase agreement with two of its affiliates, FGL and the Company, for $100.0 notional aggregate principal amount due February 14, 2021. The notes paid interest at 9.0% per annum, payable semi-annually in arrears on January 1 and July 1. Following the sale of Compass Production Partners, a majority-owned subsidiary of HGI Energy, in Fiscal 2016, the notes were replaced with $92.0 notional aggregate amount of new notes with an interest rate of 0.71% due on August 22, 2017. FGL’s portion of the new notes of $46.0 was then transferred to a reinsurance funds withheld account, for which FSRC bears the investment risk. In relation to the notes with HGI Energy, for Fiscal 2017, 2016 and 2015, the Company recognized $0.7, $4.1 and $4.5, respectively of net investment income from both the corporate and FGL funds withheld account. During Fiscal 2017, an allonge was issued to the new notes, effective August 21, 2017 extending the redemption date to the earlier of June 30, 2018 and five business days following the date of any occurrence of an FGL change of control. The allonge also changed the interest rate from 0.71% per annum to 1.5% per annum from August 21, 2017.

On October 23, 2015, FSRC sold bonds issued by Phoenix Life Insurance Company and received approximately $14.0 in aggregate proceeds from the sale. Jefferies acted as the principal in the transaction.

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On January 1, 2013, FSRC entered into a support services agreement with FSH and FSRB. The agreement allocates the cost of management services and office space between FSH, FSRB and the Company. Effective July 1, 2014, the support services agreement was revised by deleting FSH and adding FSRD. The expense and related revenue recorded by FSRB have been eliminated in the Combined Statements of Comprehensive Loss. On October 1, 2015, the Company entered into a support services agreement with HRG. The agreement charges the cost of support services provided to the Company at a fee of $0.2 per quarter. This expense is included in “Acquisition and operating expenses” in the accompanying Combined Statements of Comprehensive Loss. The payable due is included in “Other liabilities” in the accompanying Combined Balance Sheets.

The Company’s related party investments as of September 30, 2017 and 2016, and related Statements of Comprehensive (Loss) Income impact for Fiscal 2017, 2016 and 2015 are summarized as follows:

		September 30,
Description	Balance Sheet Classification	2017	2016
Assets:
HGI Energy Notes	Related party investments	$91.6	$91.0
Salus Preferred Equity	Related party investments	3.1	6.7
Spectrum Brands (a)	Related party investments	2.2	—
Salus CLO	Related party investments	—	0.7
Funds withheld receivables with FGL	Funds withheld receivable	903.5	978.8

Liabilities:
Insurance reserves	Insurance reserves	975.9	1,054.1
Accounts payable to HRG	Other liabilities	0.2	0.2

(a) In October 2016, FGL purchased bonds of Spectrum Brands, Inc., a wholly owned subsidiary of HRG.

	Fiscal
Statement of Comprehensive Loss Classification	2017	2016	2015
Net investment income	$0.3	$2.4	$6.1
Net investment gains (losses)	76.4	101.1	(57.2)
Benefits and other changes in policy reserves	59.4	96.5	(70.1)
Acquisition and operating expenses	3.3	0.6	—

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(10) Statutory Requirements

FSRC is required to maintain a minimum net worth of $0.2 in accordance with its approved business plan with the Cayman Islands Monetary Authority (“CIMA”). The minimum level of net worth was met by FSRC as of September 30, 2017 and 2016.

CIMA has statutory powers that enable it to use its discretion to require FSRC to conduct its operations in accordance with general or specific conditions which may be imposed by CIMA or may be agreed between CIMA and FSRC. Generally, such matters are set out in the business plan which FSRC files with CIMA and, amongst others, includes reference to the risks assumed and retained by FSRC, the premium funding and capitalization levels, and FSRC’s investment policies.

(11) Subsequent Events

ASC Topic 855, “Subsequent Events” (“ASC 855”), establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 requires the Company to evaluate events that occur after the balance sheet date through the date the Company’s financial statements are issued and to determine whether adjustments to or additional disclosures in the financial statements are necessary. The Company has evaluated subsequent events through the date these financial statements were issued. No significant events occurred subsequent to September 30, 2017.

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Schedule I

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

Summary of Investments—Other than Investments in Related Parties

September 30, 2017

(In millions)

	Amortized cost	Fair value	Amount at which shown in the balance sheet
Fixed maturities:
Bonds:
United States Government and government agencies and authorities	$81.2	$78.4	$78.4
States, municipalities and political subdivisions	102.2	104.8	104.8
Foreign governments	2.6	2.7	2.7
Public utilities	174.2	168.7	168.7
All other corporate bonds	856.6	865.6	865.6
Mortgage-backed, asset-backed and collateralized	308.7	305.5	305.5
Total fixed maturities	1,525.5	1,525.7	1,525.7
Equity securities:
Nonredeemable preferred stock	8.0	7.3	7.3
Policy loans	8.0	8.0	8.0
Short term investments	90.6	90.6	90.6
Derivative investments	8.5	14.5	14.5
Total investments included in funds withheld receivables (b)	1,640.6	1,646.1	1,646.1
Derivatives investments included in Other Assets	6.3	13.1	13.1

(a)	Represents (i) original cost reduced by repayments and other-than-temporary impairments and adjusted for amortization of premiums and accrual of discounts for fixed maturity securities, (ii) original cost reduced by other-than-temporary impairments for equity securities, (iii) original cost for derivative investments, and (iv) unpaid principal balance reduced by an allowance for credit losses for commercial-mortgage and asset-based loans.

(b)	This represents the underlying investments in FSRC’s funds withheld receivables portfolio.

See accompanying Independent Auditor’s Report.

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Schedule III

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

Supplementary Insurance Information

(In millions)

	As of or for the year ended September 30,
	2017	2016	2015
Life Insurance (single segment):
Future policy benefits, losses, claims and loss expenses	$1,692.0	$1,685.9	$1,731.9
Net investment income (loss)	96.8	148.0	(107.7)
Benefits, claims, losses and settlement expenses	103.4	153.2	(43.5)
Other operating expenses	(11.3)	(9.7)	(13.4)

See accompanying Independent Auditor’s Report.

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Schedule IV

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD

Reinsurance

(In millions)

Fiscal 2017	Gross Amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
Life insurance in force	$—	$—	$233.0	$233.0	100%
Premiums and other considerations:
Traditional life insurance premiums	$—	$—	$2.8	$2.8	100%
Accident and health insurance premiums	—	—	87.0	87.0	100%
Total premiums and other considerations	$—	$—	$89.8	$89.8	100%

Fiscal 2016	Gross Amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
Life insurance in force	$—	$—	$244.5	$244.5	100.0%
Premiums and other considerations:
Traditional life insurance premiums	$—	$—	$3.1	$3.1	100.0%
Accident and health insurance premiums	—	—	92.2	92.2	100.0%
Total premiums and other considerations	$—	$—	$95.3	$95.3	100.0%

Fiscal 2015	Gross Amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
Life insurance in force	$—	$—	$255.5	$255.5	100.0%
Premiums and other considerations:
Traditional life insurance premiums	$—	$—	$2.5	$2.5	100.0%
Accident and health insurance premiums	—	—	89.3	89.3	100.0%
Total premiums and other considerations	$—	$—	$91.8	$91.8	100.0%

See accompanying Independent Auditor’s Report.

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